Exhibit 10.61

                                AMENDMENT NO. 1
                                       TO
                            NOTE PURCHASE AGREEMENT

        THIS AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (this "Amendment No. 1") is entered into as of July 15, 1997, by and among Doctors Health System, Inc., a Maryland corporation (the "Company"), Genesis Holdings, Inc., a Delaware Corporation (the "Investor"), and Genesis Health Ventures, Inc., a Pennsylvania corporation ("GHV").

        WHEREAS, the Company has entered into a Preferred Stock Purchase Agreement dated of even date herewith pursuant to which The Beacon Group III - Focus Value Fund, L.P. will purchase and the Company will sell in the aggregate 3,000,000 shares of a newly created Series D Convertible Preferred Stock for an aggregate purchase price of $30,000,000 (the "Transaction").

        WHEREAS, in connection with the Transaction, the Company, Investor and GHV desire to amend the Note Purchase Agreement dated as of January 31, 1997 (the "Note Purchase Agreement") to modify, among other things, (i) the definition of the term "Maturity Date" set forth in the Note Purchase Agreement and (ii) the method of calculating the Conversion Price (as defined in the Note Purchase Agreement) under Section 2.5.4 of the Note Purchase Agreement.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Investor and GHV hereby agree as follows:

        1. Defined Terms. For purposes of this Amendment No. 1, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Note Purchase Agreement (as amended hereby).

        2. Interest. Section 2.3 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "The aggregate unpaid principal amount of each Advance from time to time outstanding shall bear interest from the date of such Advance until paid in full, at an annual rate of interest equal to 11%. Payment of all accrued interest shall be made by the Company on the Maturity Date by issuing to the Investor the number of shares of Series C Preferred derived by dividing (x) the aggregate dollar amount of all such accrued interest by (y) 17.5. The issue price of such shares of Series C Preferred shall be $17.50 per share."

        3. Maturity Date. Section 2.4.1 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "The entire outstanding principal amount of all Advances (the "Outstanding Principal Amount") shall become absolutely due and payable by the Company to the Investor on January 31, 1999, unless Investor exercises its right to convert the Outstanding Principal Amount into Series C Preferred in accordance with the terms hereof."

        4. Conversion Price. Section 2.5.4 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "For purposes hereof, the Conversion Price shall be the purchase price per share for each issuance of Series C Preferred upon any conversion pursuant to this Section 2.5 which results in a weighted average price of all issued and outstanding shares of Series C Preferred, including the shares issued in such conversion, of $17.50 per share.

        5. Actions Prompting Redemption. Section 6.3 of the Note Purchase Agreement is hereby deleted in its entirety from the Note Purchase Agreement.

        6. Use of Proceeds. Section 6.4 of the Note Purchase Agreement is hereby renumbered Section 6.3 and the second sentence of such renumbered Section
6.4 is hereby amended and restated in its entirety to read as follows:

            "Without the approval of the Investor, the Company shall not use the proceeds of any Advance (i) to redeem the Company's Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock or any securities of the Company with dividend, redemption or liquidation rights senior to the dividend, redemption or liquidation rights of the Series C Preferred or (ii) to pay any dividends or interest thereon."

        7. Acquisition of Specialist Groups. Section 6.5 of the Note Purchase Agreement is hereby deleted in its entirety from the Note Purchase Agreement.

        8. No Material Change to Business Plan. Section 6.6 of the Note Purchase Agreement is hereby deleted in its entirety from the Note Purchase Agreement.

        9. Reservation of Shares. Section 6.7 of the Note Purchase Agreement is hereby renumbered Section 6.4

       10. Definition of Series D Preferred Stock. The following new definition of Series D Preferred Stock is hereby added to Exhibit A to the Note Purchase
Agreement:

            "Series D Preferred Stock" means the Series D Preferred Stock of the Company."

       11. Execution in Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

       12. Other Terms Unchanged. The Note Purchase Agreement, as amended by this Amendment No. 1, shall remain and continue in full force and effect, shall continue to be binding on the Company, Investor, and GHV and is in all respects ratified and confirmed hereby.

        IN WITNESS WHEREOF, the Company, Investor and GHV have caused this Amendment No. 1 to Note Purchase Agreement to be duly executed and delivered in its name and on its behalf as of the date first written above.

                                       COMPANY

                                       DOCTORS HEALTH SYSTEM, INC.

                                       By: /s/ Stewart B. Gold
                                           -------------------------------------
                                       Name:   Stewart B. Gold
                                       Title:  President


                                       INVESTOR

                                       GENESIS HOLDINGS, INC.

                                       By: /s/ Ira C. Gubernick
                                           -------------------------------------
                                       Name:   Ira C. Gubernick
                                       Title:  General Counsel-Corporate
                                               & Corporate Secretary


                                       GHV

                                       GENESIS HEALTH VENTURES, INC.

                                       By: /s/ John F. DePodesta
                                           -------------------------------------
                                       Name:   John F. DePodesta
                                       Title:  Senior Vice President-
                                               Law and Public Policy